AMENDED AND RESTATED BY-LAWS

OF

UBRANDIT.COM, INC.

ARTICLE I

MEETINGS OF STOCKHOLDERS

       Section 1. The Annual Meeting.  The annual meeting of the stockholders of Ubrandit.com, Inc. (the "Corporation") for the election of directors and for the  transaction of such other business as may come before the meeting shall be held within one hundred and fifty days after the  close of the Corporation's Fiscal Year at such date, time, and  location as the Board of Directors shall designate.

       Section 2. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the President and shall be called by the President or Secretary at the request in writing of stockholders of record owning at least twenty-five per centum (25%) of the shares of stock of the Corporation outstanding and entitled to vote.

       Section 3. Notice of Meetings.  Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, shall be directed to such stockholder at his address as it appears on the  records of the  Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.  Unless the Board of Directors shall fix, after the adjournment, a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       Section 4. Place of Meetings. Meetings of the stockholders may be held at such place, within or without the State of Delaware, as the Board of Directors or the officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice hereof.

       Section 5. Quorum.  At all meetings of the stockholders the holders of a majority of the votes of the shares of stock of the  Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the  transaction  of any  business,  except as otherwise provided by statute or in the Certificate of Incorporation.  In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote, or if no stockholder entitled to vote is present, then any  officer of the Corporation may adjourn the  meeting.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

       Section  6.  Organization.  At each meeting of the stockholders,  the President, or in his  absence or inability to act, any person  chosen by a majority of those stockholders present, in person or by proxy and entitled to vote, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

       Section 7. Order of Business.  The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

       Section 8.  Voting.  Except as otherwise provided  by statute,  by the Certificate of  Incorporation, or by any certificate duly filed in the State of Delaware pursuant to Section 151 of the Delaware General  Corporation Law, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders  to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation on the  date  fixed  by the  Board  of  Directors as the  record  date  for the determination of the stockholders who shall be entitled to notice of and to vote at such  meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the date on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each stockholder  entitled to vote at any meeting of stockholders  may authorize  another person or persons to act for him by a proxy signed by such stockholder or his  attorney-in-fact.  Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies.  No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws,  or the Certificate of  incorporation,  any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes,  cast at a meeting of  stockholders  by the holders of shares  present in person or  represented  by proxy and  entitled  to vote on such  action.  Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

       Section 9. List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

       Section 10. Action by Written Consent. Any action which is required to be or may be taken at any annual or special meeting of  stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing,  setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares  entitled to vote thereon were present and voted.

       Section 11.  Duration and Revocation of Consents.  Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law. Consents may be revoked by written  notice (i) to the  Corporation, (ii) to the stockholder or stockholders soliciting  consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the "Soliciting  Stockholders"), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

       Section 12.  Notice of Action by Consent.  The Corporation shall give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the Action were delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law.

                                   ARTICLE II

                               BOARD OF DIRECTORS

       Section 1. General Powers.  The business and affairs of the Corporation shall be managed by the Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

       Section 2.  Number, Qualifications, Election, and Term of Office. The number of directors of the Corporation shall be as determined by vote of a majority of the entire Board of Directors. All of the directors shall be of full age. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws,  the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons  receiving a plurality of the votes  cast at such election shall be elected.  Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Certificate of Incorporation.

       Section 3. Place of Meeting.  Meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as the Board of Directors may from time to time determine or shall be specified in the notice or waiver of notice of such meeting.

       Section 4.  First Meeting.  The Board of Directors shall meet for the purpose of organization, the election of the officers of the Corporation, and the transaction of other business, as soon as practicable after each annual meeting of the stockholders.  Notice of such meeting need not be given.  Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter Provided in Section 7 of this Article II.

       Section 5. Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time and at such place as the Board of Directors may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting  which would  otherwise be held on that day shall be held at the same hour on the next succeeding  business day.  Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

       Section 6. Special Meetings.  Special meetings of the Board of Directors may be called by one or more directors of the Corporation or by the President.

       Section 7.  Notice of Meetings.  Notice of each special meeting of the Board of Directors (and of each regular meeting for which  notice shall be required) shall be given by the Secretary as  hereinafter provided in this Section 7, in which notice shall be stated the time and place of the  meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class ail, postage prepaid, addressed to him at his residence, or usual place of business, at least three days before the day on which such meeting is to beheld.  Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purpose of such meeting.

       Section 8. Quorum and Manner of Acting. A majority of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  Except as provided in Article III of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

       Section 9. Organization.  At each meeting of the Board of Directors, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat.  The Secretary (or, in his absence or inability to act any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

       Section 10.  Resignations.  Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section  11.  Vacancies.  Vacancies may be filled by a majority  of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall  constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may,  upon application of any stockholder or holders of at least ten percent of the votes of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.  Except as otherwise provided in these By-Laws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

       Section 12.  Removal of Directors.  Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the  Corporation given at a special meeting of the stockholders called and held for the  purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by such  stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-Laws provided.

       Section 13. Compensation.  The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the  Corporation in any other capacity and receiving compensation therefor.

       Section 14. Action Without Meeting Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                                   ARTICLE III

                                   COMMITTEES

       Section 1.  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

       Section  2.  Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these by-laws.

                                   ARTICLE IV

                                    OFFICERS

       Section 1. Number and Qualifications.  The officers of the Corporation shall be the President, Secretary, and Treasurer. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board of Directors following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board of Directors may from time to time elect, or the President may appoint, such other officers (including, but not limited to, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers), and such agents, as may be necessary or desirable for the business of the  Corporation.  Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board of Directors or by the appointing authority.

       Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section  3.  Removal.  Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board of Directors at any meeting of the Board of Directors, or, except in the case of an officer or agent elected or appointed by the Board of Directors, by the President.  Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

       Section 4.  Vacancies.  A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment of such office.

       Section 5. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors may require.

       Section  6.  Compensation.  The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to the President the power to fix the  compensation of officers and agents appointed by the President.  An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

       Section 7. President.  The President shall be the Chief Executive Officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed.  He shall, if present, preside at each meeting of the stockholders and of the Board of Directors and shall be an ex-officio member of all committees of the Board of Directors.  He shall perform all duties incident to the office of President and Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board of Directors.

       Section 8.  Secretary.  The Secretary shall:

       (a)    Keep or cause to be kept in one or more books provided for that purpose, the minutes of the meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

       (b)    See that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

       (c)    Be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such              certificates shall be a facsimile, as hereinafter provided) and              affix and attest the seal to all other documents to be executed on              behalf of the Corporation under its seal;

       (d)    See that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are              properly kept and filed; and

       (e)    In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be              assigned to him by the Board of Directors or the President.

       Section 9. Treasurer.  The Treasurer shall be the chief financial officer of the Corporation and shall exercise general supervision over the receipt, custody, and disbursements of corporate funds. The Treasurer shall sign, make and indorse in the name of the corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipts for such, and, in general, perform all the duties incident to the office of Treasurer. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors.

                                    ARTICLE V

                                 INDEMNIFICATION

       To the fullest extent permitted by law, the Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suitor proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably  believed to be in or not opposed to the best interests of the  Corporation, and, with respect to any criminal action or proceedings,  had no reasonable  cause to believe his conduct was unlawful.  The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       Such indemnity shall inure to the benefit of the heirs, executors and administrators of any director or officer so indemnified pursuant to this Article.  The right to indemnification under this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred in advance of the final disposition of a proceeding   shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to  be indemnified  under this Article or  otherwise.   Such indemnification and advancement of expenses shall be in addition to any other rights to which those directors and officers seeking indemnification and advancement of expenses may be entitled under any law, agreement, vote of stockholders, or otherwise.

       Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the General Corporation Law of the State of

Delaware or any other applicable law and all amendments to such laws as hereafter enacted from time to time.

                                   ARTICLE VI

                                      STOCK

       Section 1. Certificates.  Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the President, and by the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation.  Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

       Section 2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VII

                                  MISCELLANEOUS

       Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of each year.

       Section 2. Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of the name of the Corporation and the words and figures "Corporate Seal, Ubrandit.com, Inc., Delaware 2004".

       Section 3. Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of  objecting, at the beginning of the meeting, to the transaction of any business because the  meeting is not  lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

       Section 4.  Interested  Directors;  Quorum.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (l) the material facts as to his  relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee,  and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material  facts as to his  relationship  or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or  transaction is specifically approved in good faith by vote of the  stockholders; or (3) the contract or transaction is fair as to the  Corporation as of the time it is authorized, approved or ratified,  by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

       Section 5. Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

       Section 6. Amendments.  These By-Laws may be amended or repealed, or new By-Laws may be adopted, (1) at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders, present or in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting; (2) by written consent of the stockholders  pursuant to Section 10 of Article I; or (3) by action of the Board of Directors.

       I, the undersigned, Secretary of the Corporation, do hereby certify that the foregoing is a true, complete, and accurate copy of the By-laws of Ubrandit.com, Inc., duly adopted by unanimous written consent of the Board of Directors on the 1st day of July, 2005, and I do further certify that these By-laws have not since been altered, amended, repealed, or rescinded, and are now in full force and effect.

                                               /s/ Michael Anthony

                                             --------------------------

                                              Michael Anthony Secretary